EXHIBIT 23.1 - ACCOUNTANT CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my report dated October 12, 2010, with respect to the balance sheets of Atlas Capital Holdings, Inc. as of June 30, 2010 and June 30, 2009, and the related statements of statements of operations, and cash flows for each of the years then ended in this Form 10 Registration Statement.

I also consent to the reference to this firm under the caption “Experts” in this registration Statement.

/S/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

March 3, 2011